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                                                                   EXHIBIT 10.11


                          MOBILE P.E.T. SYSTEMS, INC.
                             EMPLOYMENT AGREEMENT


                                  SECTION ONE
                                    PARTIES

         1. This Employment Agreement (this "Agreement") is effective as of January 1,1999 (the "Effective Date"), between Mobile P.E.T. Systems, Inc. (the "Company"), a Delaware corporation, whose address is 2240 Shelter Island Drive, San Diego, California 92160,, and Paul J. Crowe ("the Executive"), a California resident, whose address is 955 East Harbor Island Drive, San Diego, California 92103.


                                  SECTION TWO
                                   RECITALS

         2.1. This Agreement is made with reference to the following facts and circumstances:

              (a) The Executive is the Company's Chairman of the Board and Chief Executive Officer. He has outstanding and special skills and abilities and an extensive background in and knowledge of the Company's business and the industry in which it is engaged.

              (b) The Company desires assurance of the continued association and services of the Executive in order to retain his experience, skills, abilities, background and knowledge, and is therefore willing to engage his services, on the terms and subject to the conditions set forth below.

              (b) The Executive desires to continue in the Company's employ, and to obtain the benefits conferred on him by this Agreement, and he is willing to do so on those terms and conditions.

         2.2. In consideration of these recitals and the mutual promises set forth below, the Company hereby employs the Executive, and the Executive hereby accepts this employment, on the terms and subject to the conditions set forth in this Agreement.


                                 SECTION THREE
                     THE EXECUTIVE'S DUTIES AND AUTHORITY

         3.1. POSITION. The Company shall employ the Executive as the Company's Chief Executive Officer.


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         3.2. DUTIES. The Executive shall be the Company's chief executive officer, with full power and authority to manage and conduct all of the Company's business in accordance with the policies, directives, business plans, and budgets established from time to time by the Company's board of directors (the "Board"). The Executive shall not, however, take any of the following actions on behalf of the Company without the Board's authorization and approval:

              (a) Borrow or obtaining credit in any amount or executing any guaranty (on behalf of the Company as guarantor).

              (b) Purchase or lease capital assets, offices or facilities in excess of those contained in an annual, quarterly or monthly budget approved by the Board.

              (c) Sell, transfer or otherwise dispose of capital assets other than in the ordinary course of business.

              (d) Sell, transfer or other dispose of, or discontinue, any existing lines of business; or purchase or otherwise acquire, or engage in, new lines of business.

              (e) Exercise any discretionary authority or control over the management of any employee welfare or pension benefit plan or over the disposition of the assets of any such plan.

         3.3. FULL TIME EMPLOYMENT. The Executive shall devote his full energies, interest, abilities and productive time to the performance of his duties under this Agreement and shall not, without the Company's prior written consent, render to others services of any kind for compensation or engage in any other business activity that would, in either case, substantially and materially interfere with the performance of his duties under this Agreement.

         3.4. COMPETITION DURING EMPLOYMENT. During the term of his employment, the Executive shall not, directly or indirectly, whether as a partner, employee, 10% or more shareholder, investor or otherwise, promote, participate or engage in any activity or other business that directly competes with the Employer's business of operating mobile PET Systems. The Executive's engagement and participation in the establishment of Gamma Knife surgical centers in the United States and worldwide are permissible activities under this paragraph. In addition, the Executive, while employed, shall not take any action without the Employer's prior written consent to establish, form or become employed by a competing business on termination of his employment by the Company. The Executive's failure to comply with the provisions of the preceding sentence shall give the Company the right (in addition to all other remedies the Company may have) to terminate any benefits or compensation to which the Executive may be otherwise entitled following termination of this Agreement.

         3.4. PLACE OF EMPLOYMENT. The Executive shall perform the services he is required to perform under this Agreement at the Company's executive offices as established from time to time by the Board; provided, however, that the Executive may be required from time to time to travel temporarily to other locations or on the Company's business. If the Company should change the location of its executive offices to a location that is not within reasonable commuting distance to the Executives residence, then the Company shall pay the Executive's reasonable relocation expenses


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incurred in moving to a residence that is within reasonable commuting distance to the Company's new executive offices.


                                 SECTION FOUR
                              TERM OF EMPLOYMENT

         4.1. TERM. The term of this Agreement (the "Term") shall be for a period of five years beginning on January 1, 1999, and ending on December 31, 2004, unless terminated as provided in section eight.


                                 SECTION FIVE
                                 COMPENSATION

         5.1. BASE SALARY. The Company shall pay the Executive a base annualized salary ("Salary") of $150,000. The Company shall pay the Executive Salary in arrears in semi-monthly installments, or in accordance with the Company's standard payroll payment practices in effect from time to time. For each calendar year during the Term, beginning in calendar year 2000, the Employee's Salary shall be increased by 10% if the average market price of the Company's common stock for the month of December of the preceding year (December 1999 in the case of calendar year 2000) has increased by at least 10% above the average market price for the month of December of the second preceding year (December 1998 in the case of calendar year 2000).

       5.2. STOCK OPTIONS. Any stock options made available to employee are to be determined at the next Company Board Meeting.


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         5.3. DISCRETIONARY BONUS. The Board shall, at least annually, review and evaluate the Executive's performance, and consider awarding him a discretionary bonus based upon that evaluation, and any other factors that the Board, in its discretion, deems appropriate.


                                  SECTION SIX
                              EXECUTIVE BENEFITS

         6.1. GENERAL. The Company shall provide the Executive with the same Executive benefits (such as vacation, health insurance, sick leave, disability insurance) that it provides its other Executives, as and when he becomes eligible for them.

         6.2. EXPENSE REIMBURSEMENT. The Company shall reimburse the Executive for his reasonable and necessary out-of-pocket expenses incurred in the performance of his duties under this Agreement, upon his timely submission of written requests therefore together with such receipts and documentation as the Company may reasonably request, all in accordance with the Company's policies and procedures in effect from time to time.


                                 SECTION SEVEN
                           OWNERSHIP OF INTANGIBLES

         7.1. All processes, inventions, patents, copyrights, trademarks, and other intangible rights that may be conceived or developed by the Executive, either alone or with others, during the term of his employment by the Company, whether or not conceived or developed during his working hours, and with respect to which the Company's equipment, supplies, facilities or trade secret information was used, or that relate at the time of conception or reduction to practice of the invention to the Company's business or to its actual or demonstrably anticipated research and development, or that result from any work performed by the Executive for the Company, shall be the sole property of the Company. The Executive shall disclose to the Company all inventions conceived during the Term of this Agreement and for one year thereafter, whether or not the property of the Company under the preceding sentence, provided that such disclosure shall be received by the Company in confidence. The Executive shall execute all documents, including patent applications and assignments, required by the Company to establish its rights under this paragraph 7.1.


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                                 SECTION EIGHT
                                  TERMINATION

         8.1. TERMINATION BY THE COMPANY, FOR CAUSE. The Company may terminate this Agreement at any time without notice if at any time from and after the Effective Date the Executive is convicted of a felony, or of a misdemeanor involving fraud or other moral turpitude; or is guilty of gross carelessness or willful misconduct that has a direct, substantial and materially adverse effect on the Company's business or operations.

         8.2. TERMINATION BY THE COMPANY WITHOUT CAUSE. The Company may terminate this Agreement at any time without cause, by giving the Executive written notice of its election to do so. If the Company terminates this Agreement other than for the reasons set forth in paragraphs 8.1, then the Company shall immediately pay the Executive a lump sum amount equal to four
(4) months' salary, prorated, for each year of this agreement completed with a minimum payment equal to 6 months' salary of the Executive's salary at the time of termination.

         8.3. TERMINATION BY RESIGNATION. The Executive my terminate this Agreement by giving the Company not less than 30 days' prior written notice of resignation. The Executive shall not be entitled to any Salary accruing after the effective date of his resignation under paragraph 8.2 if he terminates this Agreement.

         8.4. TERMINATION ON DISABILITY. If, at the end of any calendar month during the Term, the Executive is and has been for the four consecutive calendar months then ending, or for 80% or more of the normal working days during the six consecutive full calendar months then ending, unable due to mental or physical illness or injury to perform his duties under this Agreement in his normal and regular manner, this Agreement shall then terminate, subject to the Executive's right to receive any disability benefits then provided by the Company.

         8.5. TERMINATION BY DEATH. This Agreement shall terminate upon the Executive's death.

         8.5. MERGER, ASSET SALE. In the event of a merger in which the Company is not the surviving entity, or of a sale of all or substantially all of the Company's assets, the Company may assign this Agreement and all rights and obligations under it to any business entity that succeeds to all or substantially all of the Company's business.

         8.6. RIGHTS AND OBLIGATIONS AFTER NOTICE OF TERMINATION. If either the Company or the Executive gives notice of termination of this Agreement, or if it becomes known that this Agreement will otherwise terminate in accordance with its provisions, the Company may, in its sole discretion and subject to its other obligations under this Agreement, relieve the Executive of his duties under this Agreement.


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                                 SECTION NINE
                           CONFIDENTIAL INFORMATION

         9.1. CONFIDENTIAL INFORMATION. During the period of time that the Company has been in business, it has acquired, created and developed, and will continue to acquire, create and develop certain confidential and proprietary information, which the Executive has been and will continue to be exposed to, and he has had and will continue to have an opportunity to learn about the Company's customers (including records and information pertaining to its customers and to the relationship between these customers and the Company), operations, methods of doing business, research and development, know-how, formulas, processes, trade secrets, computer programs, algorithms, finances (including all non-public financial statements and information), and other confidential and proprietary information belonging to the Company (collectively, "Confidential Information"). The term, "Confidential Information," includes all documents, materials, and information concerning the Company that are furnished, made available, or otherwise disclosed to the Executive, except information that was or becomes generally available to the public other than as a result of a disclosure by or through the Executive. All such information is considered secret and is disclosed to the Executive in Confidence.

         9.2. DISCLOSURE OF CONFIDENTIAL INFORMATION. Except as required in the course of his employment by the Company, the Executive shall not directly or indirectly disclose to any third person any of the Company's Confidential Information without the Company's prior written consent. This covenant shall survive the termination of this Agreement.

         9.3. UNFAIR COMPETITION. The Executive understands, acknowledges and agrees that the Company is engaged in the business of providing and operating mobile Positron Emission Tomography services in the United States, and is expanding those services worldwide. For so long as the Executive is an Executive of the Company, and for a period of 24 (twenty-four) months from the date that he is no longer an Executive of the Company ( the "Restricted Period"), the Executive agrees that he will not directly or indirectly compete with the Company in the business of providing and operating mobile Positron Emission Tomography services in the United States. As used in the preceding sentence, "compete" means, but is not necessary limited to, the Executive's engaging in or carrying on, either for himself or as an officer. director, Executive, shareholder, partner, member, agent, associate, consultant or affiliate of, or investor in any other person or entity that is engaged in any activity described in the first sentence of this paragraph. The Executive also agrees that for so long as the Executive is an Executive of the Company and for the Restricted Period, he will not directly or indirectly recruit, hire, assist others in recruiting or hiring, or refer to others concerning employment, any person who is an Executive of the Company or an affiliate of the Company. The provisions of this paragraph shall not apply to the Executive if the Company terminates his employment or this Agreement for any reason other than for one or more of the reasons set forth in paragraph 8.1 above.

         9.4. EQUITABLE ENFORCEMENT. The Executive represents and agrees that he finds the restrictions contained in sections 9.2 and 9.3 to be fair and reasonable. He also understands,


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acknowledges and agrees that if he were to breach any of his obligations contained in sections 9.2 or 9.3, the Company would suffer immediate and irreparable harm, and that an award of money damages would not be adequate to fully compensate the Company for such harm. Accordingly, if the Executive breaches or threatens to breach any of his obligations contained in sections 9.2 or 9.3, the Company shall be entitled to a temporary restraining order and a preliminary or temporary injunction, from any court having jurisdiction, until the issue of such breach or threatened breach is finally determined by arbitration pursuant to article ten. If such court determines that it is reasonably likely that an arbitrator or arbitrator will find that any of those obligations are not enforceable, in whole or in part, due to any unreasonable restriction of duration, geographical area or activity, or any combination thereof, such court shall nevertheless enjoin the breach thereof as to such duration, geographical area and activity that the court determines is fair and reasonable, pending arbitration proceedings to settle any controversy or claim relating to the enforceability of the Executive's obligations under sections 9.2 or 9.3. The court shall not require the Company to post any bond or other surety as a condition to granting and maintaining any temporary restraining order or preliminary injunction pursuant to this paragraph 9.4.


                                  SECTION TEN
                              DISPUTE RESOLUTION

         10.1. BINDING ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, or a breach of this Agreement, shall be settled by arbitration, at San Diego, California, in accordance with the Commercial Arbitration Rules of the American Arbitration Association, before a panel of three arbitrators, one appointed by each of the Company and the Executive, and the third chosen by the two so appointed. The decision of the arbitrators shall be final, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction. The prevailing shall be awarded reasonable attorneys and arbitration costs.

         10.2. INTERIM RELIEF FROM A COURT. In additional to the interim equitable enforcement provisions of paragraph 9.4, any party may request a court to provide interim or provisional relief, and such request shall not be deemed incompatible with this agreement to arbitrate or as a waiver of that agreement.

         10.3. EQUITABLE ENFORCEMENT. The parties acknowledge and agree that in the event of a breach or threatened breach of this Agreement, or a party's failure to perform any provision hereof to be performed by that party, damages would be extremely difficult if not impossible to determine, and that the other parties to this Agreement would not have any adequate remedy at law. The parties agree that an arbitrator may grant injunctive relief and specific performance in his or her award, and that any court having jurisdiction my enforce such equitable relief.

         10.4. REFORMATION. In any arbitration proceedings relating to The Executive's obligations under sections 9.2 or 9.3 above, if the arbitrators should find that any of the restrictions contained in those paragraphs or any of the Executive's obligations thereunder to be unenforceable, in whole


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or in part, due to any unreasonable restriction of duration, geographical area or activity, or any combination thereof, then the arbitrators shall have the Executive's and the Company's express authority to reform those restrictions and obligations to reasonable restrictions and obligations, and to grant the Company any other legal or equitable relief reasonably necessary to protect the Company's interest in its Confidential Information, and to prevent the Executive from unfairly competing with the Company.


                                ARTICLE ELEVEN
                                INDEMNIFICATION

         11.1. The Company shall defend and indemnify the Executive against, and hold him harmless from, all claims (whether or not well-founded) and liability of any nature whatsoever that may be asserted by him by third parties (including derivative claims asserted by third parties on behalf of the Company) that arise out of, or are related to, or are in any way connected with his employment by the Company or his service as a director of the Company, to the fullest extent permitted by applicable law. Without limiting the generality of the foregoing, the Company shall defend and indemnify the Executive, and hold him harmless from any claim or liability as a guarantor or surety of any obligation of the Company. The Company's obligations under this paragraph shall survive the termination of this Agreement.


                                ARTICLE TWELVE
                           MISCELLANEOUS PROVISIONS

         12.1. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties and supersedes all prior oral and written agreements, understandings, commitments and practices between them, including all prior employment agreements, whether or not fully performed before the date of this Agreement. No amendments to this Agreement may be made except by a writing signed by both parties.

         12.2. LAW GOVERNING. This Agreement shall be construed and enforced in accordance with the laws of California.

         12.3. NOTICES. All notices, consents and other communications under this Agreement shall be in writing (including facsimile transmissions) and shall be deemed given on the earliest of (i) the day of actual receipt; (ii) the day sent by facsimile transmittal with electronic confirmation of receipt, if sent on a business day before 5:00 p.m., the recipient's time, otherwise the next business day after the day sent; (iii) the next business day after delivery to a national delivery service for overnight delivery, with delivery receipt requested; and (iv) the fifth business day after deposit in the United States mail, certified or registered with postage prepaid, return receipt requested, in any such case addressed to the parties as set forth below or at such other address as a party may specify by notice given pursuant to this Section 12.3:


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              IF TO THE COMPANY:                IF TO THE EXECUTIVE:
         Mobile P.E.T. Systems, Inc.        Paul J. Crowe
          2240 Shelter Island Drive         955 East Harbor Island Drive
          San Diego, California 92160       San Diego, California 92103
         Facsimile No. (619) 226-3540       Facsimile No. (619) 296-3540

         12.4. SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable, the remainder of this Agreement shall nevertheless remain in full force and effect. If any provision is held invalid or unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances.

         12.5. BINDING EFFECT. This Agreement shall bind and accrue to the benefit of the parties and their respective successors in interest.

         12.5. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be binding and enforceable, but all of which, taken together, shall constitute one agreement.

         IN WITNESS WHEREOF the parties have executed this Agreement as of the date set forth in paragraph 1.1 above.


THE COMPANY:                                THE EXECUTIVE:

MOBILE P.E.T. SYSTEMS, INC.,
by direction of its Board of Directors,


By /s/ Brent Nelson                                   /s/ Paul J. Crowe
   --------------------------------         ------------------------------------
                                                          Paul J. Crowe
Name   Brent Nelson, Director
     ------------------------------

Date signed:  5/1/99                        Date signed:  5/1/99
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                       CONSENT OF THE BOARD OF DIRECTORS

         The undersigned, being all of the directors of Mobile P.E.T. Systems, Inc. (the "Company"), hereby consent to the Company's execution of the foregoing Employment Agreement (the "Agreement") with Paul J. Crow, ratify, confirm and approve all of the Agreement's provisions, and direct any officer of the Company to execute the Agreement on the Company's behalf.


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 /s/ Paul J. Crowe                           /s/ Brent Nelson
-----------------------------------         ------------------------------------
     Paul Crowe, President and CEO               Brent Nelson, Director

Date signed  5/1/99                         Date signed  5/1/99
            -----------------------                     ------------------------


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